Exhibit 23.2
CONSENT OF INDEPENDENT AUDITOR
     We consent to the use in this Current Report of Sterling Construction Company, Inc. on Form 8-K of our report dated March 7, 2009, relating to our audit of the financial statements of Ralph L. Wadsworth Construction Company, Inc. as of December 31, 2008 and 2007 and for the three years ended December 31, 2008 appearing in the Form 8-K.
     We also consent to the reference to our firm under the caption “Experts” in any prospectus in which such financial statements are also included.
/s/ Shelley & Company
Draper, Utah
December 3, 2009